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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference of our firm and to the use of our reports of Kosmos Energy Ltd. as of December 31, 2009, dated February 2, 2010, and as of June 30, 2010, dated September 10, 2010, in this Form S-1 Registration Statement and the related Prospectus to be filed on or about January 14, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the Prospectus to which the Registration Statement is relate.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. LANCE BINDER, P.E. G. Lance Binder, P.E. Executive Vice President

Dallas, Texas
January 13, 2001

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  Exhibit 23.2